Exhibit 99.1

Honorable Ex-Congressman Todd Rokita Joins the Board of Directors of NanoViricides, Inc.

SHELTON, CONNECTICUT -- May 18, 2019 -- NanoViricides, Inc. (NYSE Amer.: NNVC) (the "Company"), a leader in developing novel nanomedicines to treat viral diseases, announced today that Honorable Mr. Todd Rokita, J.D., former member of the U.S. House of Representatives from Indiana, has joined the Company’s Board of Directors, effective May 15, 2020, as an independent director. He was also appointed as a member of the Board’s Nomination Committee and Compensation Committee.

Most recently, Mr. Rokita has been nominated by President Trump to the Board of Directors of the National Railroad Passenger Corporation (aka Amtrak), pending U.S. Senate Confirmation.

He is currently co-owner and General Counsel and Vice President of External Affairs, Apex Benefits Group, Inc. (2019- Present), where he serves as a member of the executive team and the corporate board.

Previously, Mr. Rokita was elected to the United States Congress as a Representative from the State of Indiana, for four consecutive terms since 2010, from the fourth congressional district. He was chosen by peers in the U.S. House of Representatives to serve on several House Committees.

Mr. Rokita has extensive executive, team-building, business strategy, and fiscal management expertise in the private sector, alongside his public service leadership experience. Mr. Rokita serves or has served as a Member of the Board of Directors of several commercial and charitable institutions.

“I believe that having Honorable Mr. Rokita on the Board, with his vast network, will help NanoViricides achieve its goals of making a difference in the global fight against epidemic viruses,” said Dr. Makarand Jawadekar, an independent Director of the Company. Dr. Jawadekar introduced Mr. Rokita to the Company. Mr. Rokita and Dr. Jawadekar have been long term good friends.

The Company believes Mr. Rokita’s long history as an executive and as a board member of a number of institutions and his long record of public service, uniquely qualifies him to serve as a member of the Company’s Board of Directors.

About NanoViricides

NanoViricides, Inc. (www.nanoviricides.com) is a development stage company that is creating special purpose nanomaterials for antiviral therapy. The Company's novel nanoviricide® class of drug candidates are designed to specifically attack enveloped virus particles and to dismantle them. Our lead drug candidate is NV-HHV-101 with its first indication as dermal topical cream for the treatment of shingles rash. The Company is also developing drugs against a number of viral diseases including oral and genital Herpes, viral diseases of the eye including EKC and herpes keratitis, H1N1 swine flu, H5N1 bird flu, seasonal Influenza, HIV, Hepatitis C, Rabies, Dengue fever, and Ebola virus, among others. The Company’s technology is based on broad, exclusive, sub-licensable, field licenses to drugs developed in these areas from TheraCour Pharma, Inc. The Company does not currently have a license to the coronavirus field, however, TheraCour has not denied any licenses to the Company. The Company typically begins the licensing process only after demonstrating effectiveness of some candidates in optimization stage.

This press release contains forward-looking statements that reflect the Company's current expectation regarding future events. Actual events could differ materially and substantially from those projected herein and depend on a number of factors. Certain statements in this release, and other written or oral statements made by NanoViricides, Inc. are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from the company's expectations include, but are not limited to, those factors that are disclosed under the heading "Risk Factors" and elsewhere in documents filed by the company from time to time with the United States Securities and Exchange Commission and other regulatory authorities.  Although it is not possible to predict or identify all such factors, they may include the following: demonstration and proof of principle in preclinical trials that a nanoviricide is safe and effective; successful development of our product candidates; our ability to seek and obtain regulatory approvals, including with respect to the indications we are seeking; the successful commercialization of our product candidates; and market acceptance of our products.

As with any drug development efforts, there can be no assurance that any of these candidates would show sufficient effectiveness and safety for human clinical development at this time.

There can be no assurance that the Company will be successful in establishing the necessary collaborations, although the Company has been successful at establishing necessary collaborations for its drug programs in the past.

FDA refers to US Food and Drug Administration. IND application refers to “Investigational New Drug” application. CMC refers to “Chemistry, Manufacture, and Controls”.

Contact:
NanoViricides, Inc.
info@nanoviricides.com

Public Relations Contact:
MJ Clyburn
TraDigital IR

clyburn@tradigitalir.com